SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BANCO SANTANDER (BRASIL) S.A.
(Exact Name of Registrant as Specified in Its Charter)

Federative Republic of Brazil (State of Incorporation or Organization)	NOT APPLICABLE (I.R.S. Employer Identification No.)

Rua Amador Bueno, 474 São Paulo, SP 04752-005 Federative Republic of Brazil	NOT APPLICABLE
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-161704

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
American Depositary Shares	New York Stock Exchange*
each representing one unit, each unit represents initially 48.125 subscription receipts of common shares, 6.875 common shares, 43.750 subscription receipts of preferred shares, and 6.250 preferred shares and, after conversion of the subscription receipts, 55 common shares, without par value, and 50 preferred shares, without par value.

* Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Securities to be registered pursuant to Section 12(g) of the Act:	None

(Title of Class)
None

Item 1:   Description of Registrant’s Securities to be Registered

The description of the securities to be registered will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (Registration No. 333-161704) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A.

Item 2:   Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Banco Santander (Brasil) S.A.

By:	/s/ Marco Antonio Martins de Araújo Filho
	Name:	Marco Antonio Martins de Araújo Filho
	Title:	Executive Director

By:	/s/ Gustavo José Costa Roxo da Fonseca
	Name:	Gustavo José Costa Roxo da Fonseca
	Title:	Executive Vice President

Date: October 1, 2009